UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2003

SENIOR HOUSING PROPERTIES TRUST
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	001-15319 (Commission file number)	04-3445278 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

617-796-8350
(Registrant’s telephone number, including area code)

Item 5. Other Events.

        On October 27, 2003, our board of trustees elected Frederick N. Zeytoonjian to fill the vacancy on the board and on our audit committee created by the resignation on that date of Arthur G. Koumantzelis, as a trustee.

        Mr. Koumantzelis had been a trustee and member of our audit committee since we became a public company in 1999.

        Mr. Zeytoonjian (age 68) is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian is also a trustee of HRPT Properties Trust, a publicly owned real estate investment trust which owns office buildings. We were spun off from HRPT Properties Trust in 1999. HRPT Properties Trust currently owns 12,809,238 of our common shares of beneficial interest, which constitutes approximately 22% of our total common shares outstanding.

        Mr. Zeytoonjian is a trustee in Group III of our board of trustees and his term of office will expire at our 2005 annual meeting of shareholders. Mr. Zeytoonjian is one of our independent trustees within the meaning of our bylaws; that is, trustees who are not involved in our day to day activities or employed by Reit Management & Research LLC, our investment manager. We refer you to the other information with respect to our board of trustees and its members contained in our annual report on Form 10-K for our fiscal year ended December 31, 2002 and the portions of our definitive proxy statement for our annual shareholders meeting held on May 6, 2003 which were incorporated in that annual report, each as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST (Registrant) By: /s/ John R. Hoadley John R. Hoadley Treasurer and Chief Financial Officer

Dated: October 27, 2003